UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

EVERSOURCE ENERGY

(Exact name of registrant as specified in its charter)

Massachusetts	001-05324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive Springfield, Massachusetts	01104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 286-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $5.00 par value per share	ES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement

On May 30, 2019, Eversource Energy entered into a forward sale agreement (the “Forward Sale Agreement”) with Goldman Sachs & Co. LLC (the “Forward Counterparty”), relating to an aggregate of 11,960,000 shares (the “Forward Shares”) of Eversource Energy common shares, $5.00 par value (the “Common Shares”), to be borrowed from third parties and sold by the Forward Counterparty to the Underwriters (defined below).

On May 30, 2019, Eversource Energy entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Barclays Capital Inc., as representatives (the “Representatives”) of the several underwriters named in Schedule I thereto (the “Underwriters”), and the Forward Counterparty as the forward purchaser and as a forward seller, pursuant to which (i) Eversource Energy issued and sold 3,640,000 Common Shares to the Underwriters, (ii) the Forward Counterparty, as contemplated in the Forward Sale Agreement, acting as a forward seller, borrowed from third parties and sold the Forward Shares to the Underwriters and (iii) Eversource Energy granted the option to purchase from time to time all or any part of an additional 2,340,000 Common Shares to the Underwriters (the “Offering”). On May 31, 2019, the Underwriters exercised in full their option to purchase the additional 2,340,000 Common Shares pursuant to the Underwriting Agreement.

The Offering is being made pursuant to a registration statement on Form S-3ASR (Registration No. 333-231118) of Eversource Energy and is expected to close on or about June 4, 2019, subject to the satisfaction of customary closing conditions. A legal opinion related to the shares to be to be issued pursuant to the Underwriting Agreement in the Offering is filed herewith as Exhibit 5.1.

The Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at Eversource Energy’s discretion, but which is expected to occur on or prior to May 29, 2020, subject to acceleration by the Forward Counterparty upon the occurrence of certain events. On a settlement date or dates, if Eversource Energy decides to physically settle the Forward Sale Agreement, Eversource Energy will issue Common Shares to the relevant Forward Counterparty at the then-applicable forward sale price. The forward sale price will initially be $71.48 per share, which is the price at which the Underwriters agreed to buy the Common Shares pursuant to the Underwriting Agreement. The Forward Sale Agreement provides that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on the Common Shares during the term of the Forward Sale Agreement.

Eversource Energy will generally have the right, in lieu of physical settlement of the Forward Sale Agreement, to elect cash or net share settlement in respect of any or all of the Common Shares subject to the Forward Sale Agreement, subject to certain exceptions pursuant to the Forward Sale Agreement. If Eversource Energy elects to cash or net share settle all or any part of the Forward Sale Agreement, it would expect the Forward Counterparty or one of its affiliates to purchase Common Shares in secondary market transactions over an unwind period so as to (i) return Common Shares to securities lenders in order to unwind the Forward Counterparty’s hedge (after taking into consideration any Common Shares to be delivered by us to the Forward Counterparty, in the case of net share settlement), and (ii) if applicable, in the case of net share settlement, deliver Common Shares to Eversource Energy to the extent required upon settlement of the Forward Sale Agreement. In general terms and subject to the Forward Sale Agreement, if the weighted average price of the Common Shares at which these purchases by the Forward Counterparty (or its affiliate) are made is below the relevant forward price, the Forward Counterparty will pay Eversource Energy such difference in cash (if Eversource Energy elects to cash settle) or deliver Common Shares to Eversource Energy having a market value equal to such difference (if Eversource Energy elects to net share settle), and if the weighted average price of the Common Shares at which these purchases are made by the Forward Counterparty (or its affiliate) exceeds the relevant forward price, Eversource Energy will pay the Forward Counterparty an amount in cash equal to such difference (if Eversource Energy elects to cash settle) or Eversource Energy will deliver to the Forward Counterparty a number of Common Shares having a market value equal to such difference (if Eversource Energy elects to net share settle).

The Forward Counterparty will have the right to accelerate the Forward Sale Agreement and may require Eversource Energy to physically settle the Forward Sale Agreement on a date specified by the Forward Counterparty if, among other events:

•                  the Forward Counterparty is unable, after using commercially reasonable efforts, to, or would incur a materially increased cost (as provided in the Forward Sale Agreement) to, establish, maintain or unwind its hedge position with respect to the Forward Sale Agreement, subject to certain exceptions in the case of such a materially increased cost;

•                  the Forward Counterparty determines it is unable to, or it is commercially impracticable for it to, continue to borrow a number of Common Shares equal to the number of Common Shares underlying the Forward Sale Agreement or that, with respect to borrowing such number of Common Shares, it would incur a rate that is greater than the borrow cost specified in the Forward Sale Agreement, subject to certain exceptions in the case of such a rate of borrowing that is greater than such specified borrow cost;

•                  Eversource Energy declares a dividend or distribution on the Common Shares with a cash value in excess of a specified amount per quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

•                  certain ownership thresholds applicable to the Forward Counterparty are exceeded;

•                  there occurs a public announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, the delisting of the Common Shares, nationalization or change in law (in each case, as determined pursuant to the terms of the Forward Sale Agreement); or

•                  certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by Eversource Energy in connection with entering into the Forward Sale Agreement.

In addition, upon certain events of bankruptcy or insolvency relating to Eversource Energy, the Forward Sale Agreement will terminate without further liability of the parties thereto. Following any such termination, Eversource Energy would not issue any Common Shares pursuant to the Forward Sale Agreement, and Eversource Energy would not receive any proceeds pursuant to the Forward Sale Agreement.

The foregoing descriptions of the Forward Sale Agreement and Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Forward Sale

Agreement and the Underwriting Agreement, each of which is filed as an exhibit hereto and is incorporated herein by reference.

Item 8.01              Other Events

On May 30, 2019, Eversource Energy issued a press release announcing the Offering and a press release announcing that it had priced the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated as of May 30, 2019
5.1	Opinion of Deputy General Counsel and Corporate Secretary of Eversource Energy Service Company
10.1	Forward Sale Agreement between Eversource Energy and Goldman Sachs & Co. LLC dated as of May 30, 2019
23.1	Consent of Deputy General Counsel and Corporate Secretary of Eversource Energy Service Company (included in Exhibit 5.1)
99.1	Launch Press Release of Eversource Energy dated May 30, 2019
99.2	Pricing Press Release of Eversource Energy dated May 30, 2019

[The remainder of this page left blank intentionally.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY
(Registrant)

June 4, 2019	By:	/s/ Philip J. Lembo
Philip J. Lembo
Executive Vice President and
Chief Financial Officer